EXHIBIT 99.1

CONTACT:
John E. Shave
Vice President, Business Development and Corporate Communications
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SAFEGUARD SCIENTIFICS STRENGTHENS ITS BALANCE SHEET THROUGH CLARIENT PRIVATE PLACEMENT

Transaction to Return $19.5 Million in Cash, Eliminate Debt Guaranty

Wayne, PA, March 26, 2009 – Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, announced today that the Company improved its balance sheet, financial strength and flexibility as a result of Clarient, Inc. (Nasdaq: CLRT) entering into a transaction to issue an aggregate of up to $50 million in convertible preferred stock in a private placement to Oak Investment Partners, a multi-stage venture capital firm based in Westport, CT.

$40 million of the transaction will be completed in two tranches. The first tranche, which closed today, was for approximately $29.1 million and allowed Safeguard to reduce its current $30 million mezzanine debt facility with Clarient to $10 million. Additionally, the first tranche enabled Safeguard to recapture approximately $14 million of $19.5 million outstanding under this facility; made available $12.3 million in cash collateral which previously supported Safeguard’s guaranty of Clarient third party debt; and reduced the need for Safeguard to commit additional capital to support Clarient’s growth in the future. Pending formal compliance with SEC and other rules relating to the shareholder action being taken to approve the private placement, the second tranche is anticipated to close before the end of May 2009 for an additional $10.9 million. Upon closing of the second tranche, the remaining outstanding balance under this mezzanine facility will be repaid and the facility will be extinguished.

“The Clarient/Oak transaction provides multiple benefits for all parties at a time of great uncertainty in the economy and specifically in the capital markets,” said Peter J. Boni, President and Chief Executive Officer of Safeguard Scientifics. “Moreover, Safeguard and Clarient gain a well-funded strategic partner in Oak, which has $8.4 billion in committed capital and has funded more than 480 companies.”

“Our investment strategy targets healthcare companies that deliver solutions designed to enhance the quality of care in the healthcare delivery system,” explained Ann Lamont, Managing Partner at Oak Investment Partners. “We view Clarient as a leader in cancer diagnostics and believe that its deep expertise and strong relationship with its pathologist, oncologist and pharmaceutical partners, enables it to provide superior, personalized care to the patients it serves. We are excited to have a quality partner like Safeguard Scientifics, which has supported and guided Clarient to achieve significant strategic, financial, and operational accomplishments over the past four years. As a result, we believe that Clarient is well-positioned to continue executing upon its growth strategy.”

The purchase price of the Clarient convertible preferred stock was $7.60 per share which equates to an effective purchase price of $1.90 per share of underlying common stock. Under terms of the transaction, Oak may convert at any time one convertible preferred share into four shares of Clarient common stock. Clarient shares closed at $1.70 on March 26, 2009.

Upon mutual agreement, Oak may purchase up to an additional $10 million of preferred shares on terms to be agreed upon at the time.

When both tranches are completed, the private placement will reduce Safeguard’s ownership position in Clarient to approximately 47%, on a primary basis. At March 26, 2009, the value of Safeguard’s ownership interest in Clarient was $79.0 million.

“This transaction continues to directly strengthen Safeguard’s balance sheet with respect to cash on hand as well as eliminating our commitments for future funding. We are also no longer required to provide Clarient’s lenders with cash collateral for other external borrowings,” said Stephen T. Zarrilli, Senior Vice President and Chief Financial Officer at Safeguard. “Although Safeguard is poised to seize opportunities at a time when lingering uncertainty and volatility are creating compelling values, our financial priorities remain unchanged. We will continue to pursue cost efficiencies where possible with respect to operating expenses, opportunistically retire our convertible debt at a discount, and conservatively deploy cash in existing and potential future partner companies with an emphasis to support existing partner companies.”

About Clarient
Clarient combines innovative diagnostic technologies with world class pathology expertise to assess and characterize cancer. Clarient’s mission is to become the leader in cancer diagnostics by dedicating itself to collaborative relationships with the healthcare community to translate cancer discovery and research into better patient care. The Company’s principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies. The rise of individualized medicine as the new direction in oncology has created the need for a centralized resource providing leading diagnostic technologies, such as flow cytometry and molecular testing. Clarient is that resource, having created a state-of-the-art commercial cancer laboratory providing the most advanced oncology testing and diagnostic services available both onsite and over the web. The Company is also developing new, proprietary “companion” diagnostic markers for therapeutics in breast, prostate, lung and colon cancers, and leukemia/lymphoma. Clarient is a Safeguard Scientifics, Inc. partner company. www.clarientinc.com

About Oak Investment Partners
Oak Investment Partners is a multi-stage venture capital firm with a total of $8.4 billion in committed capital.  The primary investment focus is on high growth opportunities in Broadband Internet and Wireless Communications, Information Technology and Software Outsourced Services, Consumer Internet/New Media, Financial Services Technology, Healthcare Information and Services, Clean Energy, and Retail. Over a 30-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 481 companies at key points in their lifecycles. Oak has been involved in the formation of companies, funded spinouts of operating divisions and technology assets, and provided growth equity to mid- and late-stage private businesses and to public companies through PIPE investments. Representative Oak healthcare investments include Genzyme Corporation, Cephalon, ViroPharma, American Esoteric Laboratories, athenahealth, Psychiatric Solutions, and United BioSource Corporation. www.oakinv.com

About Safeguard Scientifics
Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-Enabled Services and Vertical Software Solutions, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine and Specialty Pharmaceuticals with capital requirements between $5 million and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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